As filed with the Securities and Exchange Commission on July 9, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMBIMATRIX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-0899439
(State or Other Jurisdiction	(IRS Employer Identification No.)
of Incorporation or Organization)

310 Goddard, Suite 150

Irvine, CA 92618

(Address of Principal Executive Offices) (Zip Code)

2006 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Scott R. Burell Chief Financial Officer CombiMatrix Corporation 310 Goddard, Suite 150 Irvine, CA 92618 (949) 753-0624 (Name, address and telephone number, including area code, of Agent For Service)	Copies of all communications to: Parker A. Schweich, Esq. Dorsey & Whitney LLP 600 Anton Blvd, Suite 2000 Costa Mesa, CA 92626 (714) 800-1400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common stock, $0.001 par value, issuable pursuant to 2006 Stock Incentive Plan	848,154 shares	$2.19	$1,857,457.26	$239.24

(1)                     Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)                     Estimated based upon the average of the high and low sales prices per share of the Registrant’s common stock on July 8, 2014, as reported on the NASDAQ Capital Market, solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) promulgated under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the Note to Part I of Form S-8, the information specified by Part I (Items 1 and 2) is omitted from this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

CombiMatrix Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed under File No. 001-33523 with the Securities and Exchange Commission (the “Commission”):

(a)                                 The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Commission on March 24, 2014;

(b)                                 The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the Commission on May 12, 2014;

(c)                                  The Registrant’s Current Reports on Form 8-K filed with the Commission on February 24, 2014, March 10, 2014 (other than information furnished pursuant to Item 7.01 thereof and related Exhibit 99.1), June 10, 2014 and June 20, 2014; and

(d)                                 The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A, filed with the Commission on June 6, 2007 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K.  Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement.  Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, the Registrant can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933.

The Registrant’s Certificate of Incorporation contains provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Registrant’s directors will not be personally liable to the Registrant or its shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•                  Any breach of their duty of loyalty to the Registrant or its stockholders.

•                  Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

•                  Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

•                  Any transaction from which the director derived an improper personal benefit.

The Registrant’s Bylaws provide that the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The Registrant’s Bylaws also provide that it shall advance expenses incurred by a director or officer before the final disposition of any action or proceeding upon receipt of an undertaking from or on behalf of that director or officer to repay the advance if it is ultimately determined that he or she is not entitled to be indemnified.

The Registrant has entered into and expects to continue to enter into agreements to indemnify its directors and executive officers as determined by the Registrant’s Board of Directors. These agreements generally provide for indemnification for all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by these individuals and arising out of the their service as the Registrant’s directors or executive officers (or in certain other capacities at the Registrant’s request) to the fullest extent permitted by the Delaware General Corporation Law and to any greater extent that such law may in the future permit. These agreements further provide procedures for the determination of the right to receive indemnification and the advancement of expenses. The Registrant believes that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The Registrant also maintains directors’ and officers’ liability insurance which reimburses the Registrant for expenses which it may incur in connection with the foregoing indemnity provisions and which may provide direct indemnification to directors and officers where the Registrant is unable to do so.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the above, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description of Exhibit

4.1

Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on Form 8-A (File No. 001-33523), together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

4.2

Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-139679) filed with the Commission on December 26, 2006.

4.3

Certificate of Amendment to Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1A to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the Commission on August 14, 2008.

4.4

Certificate of Amendment to Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33523) filed with the Commission on December 4, 2012.

4.5

Certificate of Designation of Preferences, Rights and Limitations of Series A 6% Convertible Preferred Stock. Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33523) filed with the Commission on October 1, 2012.

4.6

Certificate of Designation of Preferences, Rights and Limitations of Series B 6% Convertible Preferred Stock. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33523) filed with the Commission on March 20, 2013.

4.7

Certificate of Designation of Preferences, Rights and Limitations of Series C 6% Convertible Preferred Stock. Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33523) filed with the Commission on May 6, 2013.

4.8

Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock. Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33523) filed with the Commission on December 23, 2013.

4.9	Second Amended and Restated Bylaws. Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-33523) filed with the Commission on March 18, 2010.

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Haskell & White LLP.

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney. Reference is made to page II-6 of this Registration Statement.

99.1	2006 Stock Incentive Plan, as amended.

99.2	Form of agreement under the 2006 Stock Incentive Plan. Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-139679) which became effective June 8, 2007.

99.3

Form of 2006 Stock Incentive Plan Agreement for Performance-Based Options. Incorporated by reference to Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the Commission on May 13, 2013.

99.4

Form of Restricted Stock Unit Award Agreement under the 2006 Stock Incentive Plan. Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-33523) filed with the Commission on February 24, 2014.

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however,

(A)                               Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     If the Registrant is relying on Rule 430B:

(A)                               Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                               Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)                                  If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 9th day of July, 2014.

COMBIMATRIX CORPORATION
(Registrant)

By:	/s/ MARK MCDONOUGH
Mark McDonough,
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of CombiMatrix Corporation does hereby constitute and appoint Mark McDonough and Scott R. Burell, and each of them, or their substitute or substitutes, his or her true and lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments, documents or exhibits filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ MARK MCDONOUGH	President, Chief Executive Officer and Director (Principal Executive Officer)	July 9, 2014
Mark McDonough

/s/ SCOTT R. BURELL	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	July 9, 2014
Scott R. Burell

/s/ R. JUDD JESSUP	Chairman of the Board	July 9, 2014
R. Judd Jessup

/s/ WEI RICHARD DING	Director	July 9, 2014
Wei Richard Ding

/s/ SCOTT GOTTLIEB, M.D.	Director	July 9, 2014
Scott Gottlieb, M.D.

/s/ ROBERT E. HOFFMAN	Director	July 9, 2014
Robert E. Hoffman

/s/ JEREMY M. JONES	Director	July 9, 2014
Jeremy M. Jones

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1

Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on Form 8-A (File No. 001-33523), together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

4.2

Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-139679) filed with the Commission on December 26, 2006.

4.3

Certificate of Amendment to Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1A to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the Commission on August 14, 2008.

4.4

Certificate of Amendment to Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33523) filed with the Commission on December 4, 2012.

4.5

Certificate of Designation of Preferences, Rights and Limitations of Series A 6% Convertible Preferred Stock. Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33523) filed with the Commission on October 1, 2012.

4.6

Certificate of Designation of Preferences, Rights and Limitations of Series B 6% Convertible Preferred Stock. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33523) filed with the Commission on March 20, 2013.

4.7

Certificate of Designation of Preferences, Rights and Limitations of Series C 6% Convertible Preferred Stock. Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33523) filed with the Commission on May 6, 2013.

4.8

Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock. Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33523) filed with the Commission on December 23, 2013.

4.9	Second Amended and Restated Bylaws. Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-33523) filed with the Commission on March 18, 2010.

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Haskell & White LLP.

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney. Reference is made to page II-6 of this Registration Statement.

99.1	2006 Stock Incentive Plan, as amended.

99.2	Form of agreement under the 2006 Stock Incentive Plan. Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-139679) which became effective June 8, 2007.

99.3

Form of 2006 Stock Incentive Plan Agreement for Performance-Based Options. Incorporated by reference to Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the Commission on May 13, 2013.

99.4

Form of Restricted Stock Unit Award Agreement under the 2006 Stock Incentive Plan. Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-33523) filed with the Commission on February 24, 2014.